SUPPLEMENT Dated August 28, 2014
To the Current Prospectus for:

Voya Guaranteed Account

Issued by Voya Retirement Insurance and Annuity Company

This supplement updates your prospectus. Please read it carefully and keep it with your copy of the prospectus for future reference. If you have any questions, please call Customer Service at
1-800-366-0066.

IMPORTANT INFORMATION ABOUT THE COMPANY

In connection with Voya Financial, Inc.’s rebranding efforts, the following changes are effective
September 1, 2014:

·	ING Life Insurance and Annuity Company will be renamed Voya Retirement Insurance and
Annuity Company;
·	ING North America Insurance Corporation will be renamed Voya Services Company;
·	ING Financial Advisers, LLC will be renamed Voya Financial Partners, LLC; and
·	The name ING Guaranteed Account will be replaced with the name Voya Guaranteed Account.

In general, all other references to the name ING will be replaced with the name Voya with the exception of ING Groep N.V., which will remain unchanged.

X.VGA-14	August 2014